                                                                     Exhibit 3.1


FORM CD-26-5M-8-83


                        The Commonwealth of Massachusetts
                 Office of the Massachusetts Secretary of State
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-3002117
                                                              ----------

                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                            A SERIES OF A CLASS STOCK

                     General Laws, Chapter 156B, Section 26



                                    ---------



     We, James L. Vincent, President and Frederic A. Eustis, III,
Clerk of

                                   BIOGEN, INC.
--------------------------------------------------------------------------------
                              (Name of Corporation)

located at 14 CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS 02142 do hereby certify that at a meeting of the directors of the corporation held on MAY 8, 1989 , the following vote establishing and designating a series of a class of stock and determine the relative rights and preferences thereof was duly adopted.

            (see Continuation Sheets 2A through 2LL attached hereto)


NOTE: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin 1 inch for binding and shall be 8 1/2" x 11". Only one side should be used.

                              Continuation Sheet 2A
                              ---------------------


                                  Biogen, Inc.

                                ----------------

                           CERTIFICATE OF DESIGNATION
                                       OF
                               $2.125 CONVERTIBLE
                          EXCHANGEABLE PREFERRED STOCK

              (Pursuant to Section 26 of the Massachusetts Business
                                Corporation Law)

                                ----------------

     Biogen, Inc., a corporation organized and existing under the Business Corporation Law of the Commonwealth of Massachusetts (hereinafter called the "Corporation"), do hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 26 of the Business Corporation Law (the "MBCL") at a meeting duly called and held on May 8, 1989:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" of the "Board") in accordance with the provisions of the Articles of Organization, the Board of Directors hereby creates a series of $2.125 Convertible Exchangeable Preferred Stock, par value $.01 per shares, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof (in addition to any provisions set forth in the Articles of Organization of the Corporation which are applicable to the preferred stock of all classes and series) as follows:

                              Continuation Sheet 2B
                              ---------------------

     $2.125 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK:

     Section 1. DESIGNATION AND AMOUNT. The Shares of such series shall be designated as "$2.125 Convertible Exchangeable Preferred Stock" (the "Exchangeable Preferred Stock") and the number of shares constituting the Exchangeable Preferred Stock shall be 2,760,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED; that no decrease shall reduce the number of shares of Exchangeable Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Exchangeable Preferred Stock.

     Section 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Exchangeable Stock shall be $.01.

     Section 3. RANK. All Exchangeable Preferred Stock shall rank prior to all of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), and Series A Junior Participating Preferred Stock, $.01 par value (the "Series A Preferred Stock"), now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                              Continuation Sheet 2B
                              ---------------------

     Section 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $2.125 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable in cash quarterly on March 15, June 15, September 15, and December 15 of each year commencing September 15, 1989 (except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 nor less than 10 day preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of dividends payable per share of Exchangeable Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or Series A Preferred Stock or other capital stock of the Corporation ranking junior as to dividends to the Exchangeable Preferred Stock (collectively, the "Junior

                              Continuation Sheet 2D
                              ---------------------

Dividend Stock"), shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Exchangeable Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment.
     If at any time any dividend on any capital stock or the Corporation ranking senior as to dividends to the Exchangeable Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Exchangeable Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Exchangeable Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Exchangeable Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be

                              Continuation Sheet 2E
                              ---------------------

paid or declared and set apart for payment on the Exchangeable Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend period terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Exchangeable Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Exchangeable Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Exchangeable Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Exchangeable Preferred Stock and the Parity Dividend Stock bear to each other.
     Any reference to "distribution" contained in this Section 4 shall be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.
     Section 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Exchangeable

                              Continuation Sheet 2F
                              ---------------------

Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $25 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock, Series A Preferred Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Exchangeable Preferred Stock (collectively, the "Junior Liquidation Stock"); PROVIDED, HOWEVER, that such rights shall accrue to the holders of Exchangeable Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Exchangeable Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Exchangeable Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having a parity as to liquidation rights with the Exchangeable Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but

                              Continuation Sheet 2G
                              ---------------------

only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     Section 6. REDEMPTION AT OPTION OF THE CORPORATION. The Corporation may not redeem the Exchangeable Preferred Stock prior to June 15, 1991. The Corporation, at its option, may after June 15, 1991, redeem at any time all, or from time to time a portion, of the Exchangeable Preferred Stock on any date set by the Board of Directors, if redeemed during the twelve-month period beginning June 15 of the year specified below, at the following cash redemption prices per share:

                  Year                           Redemption Price
                  ----                           ----------------

                  1991                                $26.7000
                  1992                                $26.4875
                  1993                                $26.2750
                  1994                                $26.0625
                  1995                                $25.8500
                  1996                                $25.6375
                  1994                                $25.4250
                  1998                                $25.2125


and thereafter at $25 per share, plus, in each case an amount in cash equal to all dividends on the Exchangeable Preferred Stock accrued and unpaid thereon, whether or not declared, pro rata to the date fixed for redemption, each sum being hereinafter referred to as the "Redemption Price."

                              Continuation Sheet 2H
                              ---------------------

     In case of the redemption of less than all of the then outstanding Exchangeable Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Exchangeable Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Exchangeable Preferred Stock than outstanding shall have been paid for all past dividend periods.
     Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Exchangeable Preferred Stock to be redeemed, address to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the redemption price, the place or places of payment, the then effective conversion price and that the right of holders of shares of Exchangeable Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the date fixed for redemption (PROVIDED that no default by the Corporation in the payment of the Redemption Price shall have occurred and be continuing), that payment will be made upon presentation and surrender of the shares of Exchangeable

                              Continuation Sheet 2I
                              ---------------------

Preferred Stock, that accumulated but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accumulate on such shares.
     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Exchangeable Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Exchangeable Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidence any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to

                               Continuing Sheet 2J
                               -------------------

accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate Shares of Exchangeable Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, pursuant to Section 21A of the MBCL, without designation as to series, and may thereafter be reissued, but not as shares of Exchangeable Preferred Stock.
     Section 7. REDEMPTION AT OPTION OF HOLDERS. In the event that (i) any person (with the defined meaning as used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as defined in Ruled 13d-3 under the Exchange Act) of more than 50% of the Common Stock other than: (x) in a transaction or series of transactions in which such person acquires at least 50% of the total securities beneficially owned by such person in direct issuances from the Corporation or (y) by means of a merger of the Corporation with or into a subsidiary or affiliate of such person (a "Share Acquisition"), or (ii) the Corporation is a party to a business combination, including a merger or consolidation or the sale of all or substantially all

                              Continuation Sheet 2K
                              ---------------------

of its assets and as a result of such business combination, the Exchangeable Preferred Stock thereafter is not convertible into common stock of the Corporation or of the ultimate parent of the Corporation which common stock is traded on the New York Stock Exchange, the American Stock Exchange or through the NASDAQ National Market System, each holder of Exchangeable Preferred Stock, subject to the conditions of this Section 7, shall have the option to require the Corporation to redeem all, but not less than all, of the Exchangeable Preferred Stock owned by such holder at $25 per share plus accrued and unpaid dividends, whether or not declared, pro rata to the redemption date.
     In the event of any Share Acquisition, the Corporation shall, at the close of business on the date which is 45 days after the date of such Share Acquisition, upon the written demand of any record holder of Exchangeable Preferred Stock who so requests, redeem all of the Exchangeable Preferred Stock owned by such holder at $25 per share plus accrued and unpaid dividends to but not including such 45th day. Within five days after the Corporation has knowledge that such Share Acquisition has occurred, it shall mail to each record holder of Exchangeable Preferred Stock a form of written demand to be used by such holder to exercise his right of redemption (a "Demand Form") and a notice which shall disclose the occurrence of the Share Acquisition and the right of such holder to

                              Continuation Sheet 2L
                              ---------------------

require the Corporation to redeem such Exchangeable Preferred Stock pursuant to this Section 7 and shall state the redemption date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Exchangeable Preferred Stock and the date by which such holder must notify the Corporation if it elects to require the Corporation to make such redemption. Within 15 days after the Corporation has knowledge that a Share Acquisition has occurred, it also shall deposit in trust with The First National Bank of Boston ("The Bank of Boston") or a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of holder of Exchangeable Preferred Stock which elect to require the Corporation to redeem such stock pursuant to this Section 7, funds sufficient to redeem on the redemption date of all of the Exchangeable Preferred Stock outstanding on the date of delivery of the notice referred to above. Each record holder of Exchangeable Preferred Stock which elects to require the Corporation to redeem on the redemption date all of the Exchangeable Preferred Stock which such holder owns shall deliver to eh Company not later than the redemption date a completed Demand Form relating to the Exchangeable Preferred Stock to be redeemed. After the redemption date, the Corporation shall be entitled to receive from the funds which it deposited in trust for the redemption of Exchangeable Preferred Stock on such redemption date an amount equal

                              Continuation Sheet 2M
                              ---------------------

to that portion of such funds which was deposited in respect of shares of Exchangeable Preferred Stock which the holders thereof did not elect to have redeemed pursuant to this Section 7. The term "redemption date," as used in connection with a redemption resulting from a Share Acquisition shall mean the close of business on the 45th day after the date of the Share Acquisition.
     In the event of any business combination described in the first paragraph of this Section 7, the Corporation shall, immediately prior to the effectiveness of such business combination, upon demand of any record holder of Exchangeable Preferred Stock which so requests, redeem all of the Exchangeable Preferred Stock owned by each such holder at $25 per share plus accrued and unpaid dividends to the date on which such business combination occurs. Not later than 35 days prior to the effectiveness of any such business combination, the Corporation shall mail to each record holder of Exchangeable Preferred Stock a Demand Form and a notice which shall disclose such business combination and the right of such holder of Exchangeable Preferred Stock pursuant to this Section 7 and shall state the anticipated redemption date, the redemption price, the place of places that payment will be made upon presentation and surrender of the shares of Exchangeable Preferred Stock and the date by which

                              Continuation Sheet 2N
                              ---------------------

such holder must notify the Corporation if its elects to require the Corporation to make such redemption. Prior to the effectiveness of such business combination, the Corporation also shall deposit in trust it The Bank of Boston or a bank having a combined capital and surplus in excess of $50,000,00, as trustee, for the benefit of holders of Exchangeable Preferred Stock which elect to require the Corporation to redeem such stock pursuant to this Section 7, immediately available funds sufficient to redeem on the redemption date all of the Exchangeable Preferred Stock which, pursuant to this Section 7, holders have elected to require the Corporation to redeem. Each record holder of Exchangeable Preferred Stock which elects to require the Corporation to redeem on the redemption date all of the Exchangeable Preferred Stock which it owns must submit to the Corporation not later than the redemption date a completed Demand Form relating to the Exchangeable Preferred Stock to be redeemed. The Corporation agrees that it will not complete any business combination described in this Section 7 unless proper provision has been made to satisfy its obligations under this Section 7. The term "redemption date," as used in connection with a redemption upon the occurrence of a business combination under this Section 7, shall mean the time immediately prior to the effectiveness of such business combination referred to therein.

     Any notice by the Corporation which is mailed as herein provided shall be conclusively presumed to have been

                              Continuation Sheet 2O
                              ---------------------

duly given, whether or not the holder of Exchangeable Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the redemption of any other shares of Exchangeable Preferred Stock. An election by a holder of Exchangeable Preferred Stock to have the Corporation redeem such stock pursuant to this Section 7 shall become irrevocable on the relevant redemption date. On or after the date fixed for redemption as stated in any notice delivered by the Corporation, each holder of the shares called for redemption shall surrender the certificates evidence such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the relevant redemption price in accordance with the terms of this Section 7. If any such certificates shall be so surrendered in connection with a redemption required to be made as a result of any business combination described in the first paragraph of this Section 7 and for whatever reason such business combination shall cause such certificates to be returned promptly to the respective holder thereof.
     If, on the date fixed for redemption under any provision of this Section 7, funds necessary for the redemption shall be available therefor and shall have been deposited in trust as required by this Section 7, then in the case of any

                              Continuation Sheet 2P
                              ---------------------

shares of Exchangeable Preferred Stock to be redeemed as a result of a Share Acquisition, after the close of business on the redemption date and, in the case of any shares of Exchangeable Preferred Stock to be redeemed as a result of a business combination described in this first paragraph of this Section 7, after the effectiveness of the business combination, notwithstanding that the certificates evidencing any shares which the holders thereof had elected to have redeemed shall not have been surrendered, the dividends with respect to such shares shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to such shares (except the right of the holders to receive the relevant redemption price without interest upon surrender of this certificates therefor) shall terminate. Shares of Exchangeable Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, pursuant to Section 21A of the MBCL, without designation as to series, and may thereafter be reissued, but not as shares of Exchangeable Preferred Stock.
     Section 8. NO SINKING FUND. The shares of Exchangeable Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.
     Section 9. CONVERSION. The holders of the Exchangeable Preferred Stock may, upon surrender of the

                              Continuation Sheet 2Q
                              ---------------------

certificates therefor, convent any or all of their shares of Exchangeable Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereafter provided at any time after issuance thereof, but not later than (i) the close of business on the date, if any, fixed for redemption thereof in any notice of redemption given pursuant to the provisions of Section 6 hereof if there is no default in payment of the Redemption Price, (ii) in the case of Exchangeable Preferred Stock which the holder thereof has elected to require the Corporation to redeem in the event of a Share Acquisition pursuant to Section 7 hereof, the closet of business on the date fixed for the redemption thereof in any notice of redemption given pursuant to the provisions of Section 7 hereof and, in the case of a redemption to be made as a result of a business combination described in the first paragraph of
Section 7 hereof, immediately prior to the effectiveness of such business combination, in either case if there is no default in payment of the relevant redemption price or (iii) the close of business on the date, if any, as may have been fixed for the exchange thereof in any notice of exchange given pursuant to the provisions of Section 11 hereof if any amount equal to all accrued and unpaid dividends to the date of exchange shall have been paid or declared and set apart for payment and the Debentures, as defined in Section 11, are legally and validly issuable upon surrender of shares of

                              Continuation Sheet 2R
                              ---------------------

Exchangeable Preferred Stock. Each share of Exchangeable Preferred Stock shall be convertible at the office of any transfer agent for the Exchangeable Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be equal to the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Shares of Exchangeable Preferred Stock may initially be converted into full shares of Common Stock at the rate of 1,6393 shares of Common Stock for each share of Exchangeable Preferred Stock, subject to adjustment as hereinafter provided (the "Conversion Rate"). The "Conversion Price" shall be made in respect of cash dividends on Common Stock or Exchangeable Preferred Stock that may be accrued and unpaid at the date of surrender for conversion. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Rate shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Rate would change the Conversion Rate by more than 1%. However, once the cumulative effect would result in a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by his Section 9 and not previously

                              Continuation Sheet 2S
                              ---------------------

made. Notwithstanding anything in this Section 9, no change in the Conversion Rate shall be made which would result in a Conversion Price of less than the par value of the Common Stock into which shares of Exchangeable Preferred Stock are at the time convertible.
     Each share of Common Stock issued upon conversion of the Exchangeable Preferred Stock will be accompanied by one Right to Purchase Series A Preferred Stock (the "Right") which shall entitle the registered holder of the related share of Common Stock to the privileges relating to such Right as specified in the Rights Agreement, dated as of May 8, 1989, between the Corporation and The First National Bank of Boston, unless such conversion occur after May 8, 1999 or the Rights are redeemed by the Corporation prior to such conversion.
     The right of the holders of Exchangeable Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments or transfer. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Exchangeable Preferred Stock being converted and the

                              Continuation Sheet 2T
                              ---------------------

Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
     A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Exchangeable Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Exchangeable Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Exchangeable Preferred Stock on the new basis.
     In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly owned subsidiary of the Corporation), or in case of any sale or transfer of all or substantially all of the assets of the

                              Continuation Sheet 2U
                              ---------------------

Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that holders of each share of Exchangeable Preferred Stock then outstanding shall have the right thereafter to convert such share of Exchangeable Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such shares of Exchangeable Preferred Stock might have been converted immediately prior to that effective date of such consolidation, merger, sale, transfer or share exchange. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, case or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Exchangeable Preferred Stock the right to elect the securities, cash or other assets into which the Exchangeable Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect,

                              Continuation Sheet 2V
                              ---------------------

limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been compiled with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.
     Upon the surrender of certificates representing shares of Exchangeable Preferred Stock, the person converting shall be deemed to be the holder or record of the Common Stock issuable upon such conversion and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.
     No fractional shares of Common Stock shall be issued upon conversion of Exchangeable Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect to the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (i) the Closing Price of a share of Common Stock on the last trading day before the conversion date and (ii) such fraction of a share.
     The "Closing Price" for each day shall be the last reported sales price regular way or, in case no sale takes place on such day, the average of the closing bid and asked

                              Continuation Sheet 2W
                              ---------------------

prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System, or, if not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any hid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors of the Corporation.

     The Conversion Rate shall be adjusted from time to time under certain circumstances, subject to the provisions of the last three sentences of the first paragraph of this Section 9 as follows:

     (1) In case the Corporation shall (w) pay a dividend or make a distribution on its Common Stock in shares of its

                              Continuation Sheet 2X
                              ---------------------

capital stock, (x) subdivide its outstanding Common Stock into a greater number of shares, (y) combine the shares of its outstanding Common Stock into a smaller number of shares, or (z) issue by reclassification of its Common Stock any shares of its capital stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Exchangeable Preferred Stock thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Corporation which it would have owned or have been entitled to receive after the happening of such event had such Exchangeable Preferred Stock been converted immediately prior to the record date (or if no record date has been established in connection with such event, the effective date for such action). An adjustment pursuant to this subparagraph (1) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.
     (2) In the case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less

                              Continuation Sheet 2Y
                              ---------------------

than the average daily Closing Price of the Common Stock for the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Rate in effect on such record date shall be adjusted in accordance with the formula

                                        O + N
                        C' = C x ---------------
                                    O + N x P
                                        -----
                                          M

where

         C'       =        the adjusted Conversion Rate.

         C        =        the current Conversion Rate.

         O        =        the number of shares of Common Stock
                           outstanding on the record date.

         N        =        the number of additional shares of Common
                           Stock offered.

         P        =        the offering price per share of the
                           additional shares.

         M        =        the Current Market Price per share of Common Stock
                           on the record date.


Such adjustment shall become effective immediately after the record ate for the determination of stockholders entitled to receive such rights or warrants. If any or all of such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Rate then in effect shall appropriately readjusted.
     (3) In the case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock

                              Continuation Sheet 2Z
                              ---------------------

(as hereinafter defined) evidence of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (2) above, any dividend or distribution paid in cash out of the retained earnings of the Corporation and any dividend or distribution referred to in subparagraph (1) above), then in each such case the Conversion Rate then in effect shall be adjusted in accordance with the formula

                                        M
                        C' = C x ---------------
                                      M - F


where

         C'       =        the adjusted Conversion Rate.

         C        =        the current Conversion Rate.

         M        =        the Current Market Price per share of Common Stock
                           on the record date mentioned below.

         F        =        the amount of such cash dividend and/or the fair
                           market value on the record date of the assets,
                           securities, rights or warrants to be distributed
                           divided by the number of shares of Common Stock
                           outstanding on the record date. The Board of
                           Directors of the Corporation shall determine the fair
                           market value.


Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (3), "Junior Stock" shall include any class of capital stock ranking junior or PARI PASSU as to dividends or upon liquidation to the Exchangeable Preferred Stock.

                             Continuation Sheet 2AA
                             ----------------------

     (4) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.
     (5) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (1) of this Section 9, the holder of any Exchangeable Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash or assets other than common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject of adjustment form time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (1) to (4), inclusive, above.
     Except as otherwise provided above in this Section 9 above, no adjustment in the Conversion Rate shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.
     Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall send to each transfer agent for the Exchangeable Preferred Stock, and to the principal securities exchange, if any, on which the Exchangeable Preferred Stock is traded, a statement signed by the Chairman of the Board, the President or any Vice President of the Corporation and by its Treasurer or its Clerk stating the adjusted Conversion Rate determined as provided in this Section

                             Continuation Sheet 2BB
                             ----------------------

9 and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Rate is adjusted the Corporation will give notice by mail stating the adjustment and the Conversion Rate at the time of, and together with, the next dividend payment to the holders of record of Exchangeable Preferred Stock. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.
     Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph or in subparagraphs (1), (2), (3) of the ninth paragraph of this Section 9 which would result in any adjustment in the Conversion Rate under this Section 9, the Corporation shall cause a notice to be mailed at least 15 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Exchangeable Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by

                             Continuation Sheet 2CC
                             ----------------------

the Corporation to mail the notice or defect in it shall not affect the validity of the transaction.
     Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Rate need to be made (1) for a transaction referred to in subparagraphs (1), (2) or (3) of the ninth paragraph of this Section 9 if holders or Exchangeable Preferred Stock are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock or, in the case of a transaction referred to in said subparagraph (3), holders of Junior Stock participate in the transaction; (ii) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest or pursuant to any plan adopted by the Corporation for the benefit of its employees or consultants;
(iii) for a change in par value of the Common Stock; or (iv) after the Exchangeable Preferred Stock becomes convertible into cash (no interest shall accrue on the cash).
     Section 10. VOTING RIGHTS. The holders of Exchangeable Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on the Exchangeable Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an equal to at least six quarterly dividends (whether or not consecutive) the holders of

                             Continuation Sheet 2DD
                             ----------------------

the Exchangeable Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote for and elect two additional directors. Such right of the holders of Exchangeable Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of Exchangeable Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence). So long as such right to vote continues, the Clerk of the Corporation may call, and upon the written request of the holders of record of 10% of the outstanding shares of Exchangeable Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors, as provided herein. Such meeting shall be held not less than 45 nor more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders. No such special meeting

                             Continuation Sheet 2EE
                             ----------------------

or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof, PROVIDED that at such annual meeting appropriate provisions are made to allow the holders of the Exchangeable Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Exchangeable Preferred Stock entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Corporation shall be increased by two, and the holders of Exchangeable Preferred Stock shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment.) In case of any vacancy occurring among the directors so elected by the holders of Exchangeable Preferred Stock, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of Exchangeable Preferred Stock. If both directors so elected by the holders of Exchangeable Preferred Stock shall cease to

                             Continuation Sheet 2FF
                             ----------------------

serve as directors before their terms shall expire, the holders of Exchangeable Preferred Stock then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.
     Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue any shares of any other class or series of capital stock ranking senior to the Exchangeable Preferred Stock as to dividends or upon liquidation. The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Exchangeable Preferred Stock voting separately as a class, will be required for any amendment, alternative or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Organization if the amendment, alternative or repeal adversely affects the powers, preferences or special rights of the Exchangeable Preferred Stock. To the extent that under Massachusetts law the vote of the holders of the Exchangeable Preferred Stock, voting separately as a class, may be required to authorize a given action of the Corporation, including, but not limited to, an action pursuant to Section 78 of the Massachusetts Business Corporation Law, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the

                             Continuation Sheet 2GG
                             ----------------------

Exchangeable Preferred Stock shall constitute the approval of such action by the class.
     Section 11. EXCHANGE. The Exchangeable Preferred Stock is exchangeable at the option only of the Corporation in whole, but not in part, on any dividend payment date beginning June 15, 1991 for the Corporation's 8 1/2% Convertible Subordinated Debentures Due 2014 (the "Debentures"), PROVIDED that prior to the dividend payment date on which the Exchangeable Preferred Stock is to be exchanged for the Debentures, the Corporation shall have delivered to the Trustee under the Indenture between the Corporation and the Bank of Boston, as Trustee, relating to the Debentures (the "Indenture"), an Option of Counsel (as such term is defined in the Indenture), dated the dividend payment date, substantially to the following effect, with such changes therein as such Trustee shall approve:
          As of the date of such opinion, (1) the Corporation has duly authorized the exercise of its right to redeem the Exchangeable Preferred Stock in exchange for th Debentures and has exercised such option; (2) the Corporation has full corporate power and authority to enter into the Indenture and to perform its obligations under the Indenture and to issue and deliver the Debentures; (3) the Indenture has been duly authorized, execute and delivered and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, is a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;
     (4) no consent or approval of any governmental authority or other person or entity is required in

                             Continuation Sheet 2HH
                             ----------------------


     connection with the issuance of the Debentures (other than qualification or registration of the Debentures or the offer or sale thereof under the securities or Blue Sky laws of the various jurisdictions in which the Debentures would be offered, as to which no opinion need be expressed); (5) the Debentures will be, when issued in accordance with the terms of the Indenture, validity issued and outstanding obligations of the Corporation in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles; and (6) the issuance of the Debentures and the performance by the Corporation of its obligations under the Indenture will not be in conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (w) the Articles of Organization or By-Laws of the Corporation in effect at the date of such opinion, (x) the certificate of incorporation or by-laws of any subsidiary of the Corporation (which conflict, breach or default is material to the Corporation and its subsidiaries taken as a whole) in effect at the date of such opinion, (y) any agreement or instrument (which is, individually or in the aggregate, material to the Corporation and its subsidiaries taken as a whole) to which the Corporation or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound, or (z) any statute, law or regulation in effect at the date of such opinion to which the Corporation or any of its subsidiaries or any of their respective properties is subject or any judgment, decree or order, known to such counsel, if any court of governmental agency or authority presently in effect and applicable to the Corporation or any of its subsidiaries (which conflict, breach or default is, in the case of this clause (z), individually or in the aggregate, material to the Corporation and its subsidiaries taken as a whole.

Holders of the outstanding shares of Exchangeable Preferred Stock will be entitled to receive $25 principal amount of the Debentures in exchange for each share of Exchangeable Preferred Stock held by them at the time of exchange plus an amount in cash equal to all dividends on the Exchangeable Preferred Stock accrued and unpaid to the date of such exchange. At such time,

                             Continuation Sheet 2II
                             ----------------------

the rights of the holders of Exchangeable Preferred Stock as stockholders of the Corporation shall cease (except the right to receive on the date of exchange an amount equal to the amount of accrued and unpaid dividends on the Exchangeable Preferred Stock to the date of exchange and the Debentures), and the person or persons entitled to receive the Debentures issuable upon such redemption and exchange shall be treated for all purposes as the registered holder or holders of such Debentures. The Debentures will be issued under and shall have the terms and benefits provided in the Indenture. The Corporation will mail to each record holder of the Exchangeable Preferred Stock written notice of its intention to exchange the Exchangeable Preferred Stock not less than 15 nor more than 60 days prior to the exchange date. Such notice shall state; (i) the exchange date; (ii) the place or places where certificates for such shares are be surrendered for exchange for Debentures; and (iii) that dividends on the shares to be exchanged will cease to accrue on such exchange date. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the Corporation will cause the Debentures to be authenticated and issued in exchange for such shares of Exchangeable Preferred Stock to be mailed to the holder of the shares of Exchangeable Preferred Stock at such

                             Continuation Sheet 2JJ
                             ----------------------

holder's address of record or such other address as the holder shall specify upon such surrender of such certificates. All shares of Exchangeable Preferred Stock which shall at any time have been exchanged shall, after such exchange, be restored to the status of authorized but unissued shares of preferred stock of the Corporation, pursuant to Section 21A of the MBCL, without designation as to series, and may thereafter by reissued, but not as shares of Exchangeable Preferred Stock. If on the exchange date the Corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable) on the Exchangeable Preferred Stock or on any shares of Senior Dividend Stock or Parity Dividend Stock, or if such exchange shall on such date be prohibited by applicable law, then no shares of the Exchangeable Preferred Stock shall be exchanged.
     Section 12. OUTSTANDING SHARES. For purposes of this Certificate of Designation, all shares of Exchangeable Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 or 7 hereof, all shares of Exchangeable Preferred Stock which have been so called for redemption under Section 6 or have been required to be redeemed by the holder thereof under Section 7, if funds necessary for the redemption for the of such shares are available, and in the case of a redemption under Section 7, have been deposited in trust with The Bank of Boston or a bank having a

                             Continuation Sheet 2KK
                             ----------------------

combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of the holders of such shares to be redeemed for payment of the relevant redemption price; (ii) from the date of exchange determined pursuant to Section 11 hereof, all shares of Exchangeable Preferred Stock so called for exchange for Debentures if any amount equal to all accrued and unpaid dividends on such shares has been set apart for payment and the Debentures are issuable upon surrender of such shares; (iii) from the date of surrender of certificates representing shares of Exchangeable Preferred Stock, all shares of Exchangeable Preferred Stock, converted into Common Stock; and (iv) from the date of registration of transfer, all shares of Exchangeable Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.
     Section 13. PARTIAL PAYMENTS. If at any time the Corporation does not pay amounts sufficient to redeem all Exchangeable Preferred Stock required to be redeemed by the Corporation at such time pursuant to Section 6 or 7 or hereof, then such funds which are paid shall be applied to redeem such Exchangeable Preferred Stock as the Corporation may designate by lot.
     Section 14. RIGHT OF ACTION. Notwithstanding any other provision of this Certificate of Designation, if the Corporation shall default in the payment of any amount required to be paid by it in respect of the Exchangeable Preferred

                             Continuation Sheet 2LL
                             ----------------------

Stock, each holder of Exchangeable Preferred Stock, individually, shall have a right to bring an action for payment.
     IN WITNESS WHEREOF, Biogen, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by James L. Vincent, its President, and attested by Frederic A. Eustis III, its Clerk, this 20th day of June, 1989.

                                              BIOGEN, INC.


                                              By s/s  James L. Vincent
                                                     -----------------
                                                         President



Attest:

By s/s Frederic A. Eustis, III
       -----------------------
         Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                      ONE ASHBURTON PLACE, BOSTON, MA 02108

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-3002117

                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK

                     General Laws, Chapter 156B, Section 26




                                      ----

We, Frederic A. Eustis, III                          Vice President, and
Sarah P. Cecil                                       Assistant Clerk of

                                  Biogen, Inc.

located at 14 Cambridge Center, Cambridge, MA 02142 do hereby certify that at a meeting of the directors of the corporation held on May 8, 1989, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

See attached Pages 2A-2G



Note: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a lefthand margin 1 inch wide for binding and shall be 8 1/2 x 11". Only one side should be used.

                           CERTIFICATE OF DESIGNATION
                                       of
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                                  BIOGEN, INC.

                         (Pursuant to Section 26 of the
                     Massachusetts Business Corporation Law)

                         ------------------------------

     Biogen, Inc., a corporation organized and existing under the Business Corporation Law of The Commonwealth of Massachusetts (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 26 of the Business Corporation Law at a meeting duly called and held on May 8, 1989:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the Board of Directors" or the "Board") in accordance with the provisions of the Articles of Organization, the Board of Directors hereby creates a series of Preferred Stock, $.01 par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof (in addition to any provisions set forth in the Articles of Organization of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

     Series A Junior Participating Preferred Stock:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2. Dividends and Distributions.
                ---------------------------

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.01 par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


Section 4.        Certain Restrictions.
                  --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, excerpt in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized by unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock, and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case, the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise then by payment of a dividend in shares of Common Stock) into a greater or less number of shares of Common Stock, then in each such case the number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. RANK. The Series A Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all other series of the Corporation's Preferred Stock.

     Section 10. AMENDMENT. The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, BIOGEN, INC. has caused this certificate to be executed by its President and attested by its Assistant Clerk this 25th day of May, 1989.


                                           s/s  Frederic A. Eustis, III
                                               -----------------------------
                                                Vice President-General Counsel

Attest:

s/s Sarah P. Cecil
   ------------------
    Assistant Clerk

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of May in the year 1989.



___________________________________         Vice President



___________________________________         Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS


                  Certificate of Vote of Directors Establishing
                          A Series of a Class of Stock

                    (General Laws, Chapter 156B, Section 26)

                I hereby approve the within certificate and, the
                       filing fee in the amount of $100.00
             having been paid, said certificate is hereby filed this
                                25th day of May,
                                      1989





                                           s/s_______________________
                                           Michael Joseph Connolly
                                           Secretary of State


                         To be Filled in By Corporation
                      Photo Copy of Certificate to Be Sent

                           To: Anne L. Bruno, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                                Boston, MA 02111
                            Telephone: (617) 542-6000

                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                      ONE ASHBURTON PLACE, BOSTON, MA 02108

                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)

                                    ARTICLE I

                         The name of the corporation is:
                           BIOGEN MASSACHUSETTS, INC.

                                   ARTICLE II

                   The purpose of the corporation is to engage
                      in the following business activities

                        (See Pages 2(a) - 2(b) attached)

       Note: If the space provided under any article or item on this form in insufficient, additions shall be set forth on separate
                  8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long each article requiring each such addition is clearly indicated.

                                   ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:


-------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------
     TYPE     NUMBER OF               TYPE      NUMBER OF    PAR VALUE
              SHARES                            SHARES
-------------------------------------------------------------------------------
COMMON:                            COMMON:      200,000      $.01
PREFERRED:                         PREFERRED:   100,000      $.01
-------------------------------------------------------------------------------


                                   ARTICLE IV

If more than one type, class or series is authorized, a description of each with, if any, the preferences, voting powers, qualifications, a special or relative rights or privileges as to each type and class thereof and any series now established.

(See Pages 4(a) - 4(c)     attached)

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None.

                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None").

(See Pages 6(a) - 6(b) attached)

Note:    The preceding six (6) articles are considered to be
permanent and may ONLY be charged by filing appropriate Articles of Amendment.

FOURTEEN CAMBRIDGE CENTER, CAMBRIDGE, MA  02142 617-864-8900 - TWX 740-320-1478
-------------------------------------------------------------------------------

BIOGEN




June 28, 1988

Office of the Massachusetts
Secretary of State
Michael J. Connolly, Secretary
One Ashburton Place
Boston, MA

Dear Sir:

     This is to inform you that the undersigned, Biogen Research Corp., organized under the laws of the Commonwealth of Massachusetts on May 29, 1980, hereby consents to the use of the name "Biogen Massachusetts, Inc." by F. Augusta Crease as incorporator of a new corporation under the laws of the Commonwealth of Massachusetts to be named "Biogen Massachusetts, Inc."

Very truly yours,


Biogen Research Corp.

By: /s/ Frederic A. Eustis, III
    -----------------------------------
    Frederic A. Eustis, III
    Clerk

FOURTEEN CAMBRIDGE CENTER, CAMBRIDGE, MA  02142 617-864-8900 - TWX 740-320-1478
-------------------------------------------------------------------------------

BIOGEN




June 28, 1988

Office of the Massachusetts
Secretary of State
Michael J. Connolly, Secretary
One Ashburton Place
Boston, MA

Dear Sir:

     This is to inform you that the undersigned, Biogen Medical Products, Inc. organized under the laws of the Commonwealth of Massachusetts on July 29, 1983, hereby consents to the use of the name "Biogen Massachusetts, Inc." by F. Augusta Crease as incorporator of a new corporation under the laws of the Commonwealth of Massachusetts to be named "Biogen Massachusetts, Inc."

Very truly yours,


Biogen Medical Products, Inc.

By: /s/ Frederic A. Eustis, III
    ---------------------------------
    Frederic A. Eustis, III
    Clerk

FOURTEEN CAMBRIDGE CENTER, CAMBRIDGE, MA  02142 617-864-8900 - TWX 740-320-1478
-------------------------------------------------------------------------------

BIOGEN




June 28, 1988

Office of the Massachusetts
Secretary of State
Michael J. Connolly, Secretary
One Ashburton Place
Boston, MA

Dear Sir:

     This is to inform you that the undersigned, Biogen Marketing Corp., previously known as Biogen Inc., organized under the laws of the Commonwealth of Massachusetts on May 28, 1980 and qualified as a Foreign Corporation with the Commonwealth of Massachusetts on February 4, 1983, hereby consents to the use of the name "Biogen Massachusetts, Inc." by F. Augusta Crease as incorporator of a new corporation under the laws of the Commonwealth of Massachusetts to be named "Biogen Massachusetts, Inc."

Very truly yours,


Biogen Marketing Corp.

By:  /s/ Frederic A. Eustis, III
     _________________________________
     Frederic A. Eustis, III
     Secretary

         In WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 20th day of June, in the year 1989.


           /s/ James L. Vincent
____________________________________________, President
             James L. Vincent


         /s/ Frederic A. Eustis, III
_____________________________________________, Clerk
           Frederic A. Eustis, III

                        THE COMMONWEALTH OF MASSACHUSETTS
                  Certificate of Vote of Directors Establishing
                          A Series of a Class of Stock

                    (General Laws, Chapter 156B, Section 26)

                I hereby approve the within certificate and, the
                       filing fee in the amount of $100.00
             having been paid, said certificate is hereby filed this
                             20th day of June, 1989





                                               s/s_______________________
                                               MICHAEL JOSEPH CONNOLLY
                                               Secretary of State


                         To be Filled in By Corporation
                      Photo Copy of Certificate to Be Sent

                         To: Elisabeth A. Sottile, L.A.
                              Mintz, Levin, et al.
                              One Financial Center
                                Boston, MA 02111
                             Telephone: 617/542-6000

                           BIOGEN MASSACHUSETTS, INC.

                              2. CORPORATE PURPOSES

     The purposes for which the Corporation is formed are as follows:

     To engage in or cause to be carried out research, development, manufacturing and marketing in the field of biotechnology and generally in the biological, chemical, pharmaceutical, agricultural, energy, nutritional, mining and other related fields and to engage in related commercial activities;

     To develop and acquire, manage, exploit, license and alienate patents, processes or formulate, trademarks and copyrights, including all related rights;

     To purchase or otherwise acquire, invest in, own mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

     To borrow or lend money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether or not secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or otherwise, and generally to make and perform agreements and contracts of every kind and description.

     To purchase, receive, take by grant, lease or otherwise acquire, own, hold, improve, employ, use, mortgage, pledge, assign, transfer or otherwise dispose of and otherwise deal in and with, real property, or any interest therein, wherever situated;

     To subscribe for, take, acquire, hold, sell exchange and deal in shares, bonds, obligations and securities of any corporation, government, authority or company and to make such other investments as the Corporation may see fit;

     To establish, participate in, promote, subsidize and assist companies , syndicates, or partnerships of all kinds and to finance and refinance the same;

     To guarantee to the fullest extent permitted by law the payment of principal, premium (if any), interest, or dividends with respect to bonds, debentures, bills of exchange, notes and other evidences of indebtedness, stock and other securities, and to guarantee the performance of any contract or obligation, entered into by any corporation, partnership, association, trust or any other entity or natural person whether established or domiciled within or outside the Corporation's jurisdiction of incorporation;

     To operate branches in various foreign countries and generally to engage in or carry on foreign operations; and

     Generally to engage in or carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under the Massachusetts Business Corporation Law or any successor statute.

                           BIOGEN MASSACHUSETTS, INC.

                       4. DESCRIPTION OF CLASSES OF STOCK


     Any and all shares of stock issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock; and the holder of such shares shall not be liable for any further call or assessment of any other payment thereon.

     (a) Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by him. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any provision of these Articles of Organization, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. No share of Common Stock shall entitle its holder to have any preemptive right in or preemptive right to subscribe to any additional shares of Common Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities;

     (b) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock, with or without series, and, by filing a certificate pursuant to the applicable law of the Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an underdesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

     The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

               (i) the number of shares constituting that series and the distinctive designation of that series, and whether additional shares of that series may be issued;

               (ii) whether any dividends shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (iii) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

               (iv) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in cash of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

               (vi) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized by unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

               (vii) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

             (viii) whether the shares of that series shall carry any
                    preemptive right in or preemptive right to subscribe for any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into share of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

             (ix) any other designation, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

                           BIOGEN MASSACHUSETTS, INC.

                        6A. CERTAIN BUSINESS COMBINATIONS

(a)  Vote Required for Certain Business Combinations.
     -----------------------------------------------

     (1) HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or these Articles of Organization, and except as otherwise expressly provided in paragraph (b) of this Article 6A:

          (i) any merger or consolidation of the Corporation or any Subsidiary (an hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          (ii) any sale, lease, license, exchange, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than 10% of the combined assets of the Corporation and its Subsidiaries; or

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than 10% of the combined assets of the Corporation and its Subsidiaries, except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

          (iv) any reclassification of securities of the Corporation (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article 6A, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of these Articles of Organization). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles of Organization or any Certificate of Designation (as defined in Article 4 of these Articles of Organization), or in any agreement with any national securities exchange or otherwise.

     (2) DEFINITION OF "BUSINESS COMBINATION". The term "Business Combination" as used in this Article 6A shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of subparagraph (a).

(b) WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of paragraph (a) of this
Article 6A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Organization, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following subparagraph (b)(1) is met, or, in the case of any other Business Combination, all of the conditions specified in either of the following subparagraphs (b)(1) or (b)(2) are met:

     (1) APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been approved by a majority of the members of the Board of Directors (the "Board") who are Disinterested that this condition shall not be capable of satisfaction unless there is at least on Disinterested Director.

     (2) PRICE AND PROCEDURAL REQUIREMENTS. All of the following conditions shall have been met:

          (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock of the Corporation in such Business Combination shall be at least equal to the higher or the following:

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock of the Corporation acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

               (B) the Fair Market Value per share of Common Stock of the Corporation on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

          (ii) The aggregate amount of the cash and the Fair Market, Value as or the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(2)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock);

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class of Voting Stock acquired or beneficially owned by it that were acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

               (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation; or

               (C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

          (iii) The price determined in accordance with subparagraphs (i) and
     (ii) of this subparagraph (b)(2) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

          (iv) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder immediately prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or the consideration for their shares meting all of the terms and conditions of this paragraph (2) (provided, however, that the failure of any stockholders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this subparagraph (2)(iv) from being satisfied).

          (v) The consideration to be received by holders of any particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

          (vi) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Disinterested Director, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation; (B) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to increase such annual rate is approved by a majority of the Disinterested Directors; and (C) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (vii) After such Interested Stockholder has become a Interested Stockholder, such Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or the financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (viii) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain, if a majority of the Disinterested Directors so requests, an opinion of a reputable investment banking firm which shall be selected by majority of the Disinterested Directors, furnished with all information such investment banking firm reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion, as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of Voting Stock (other than the Interested Stockholder).

(c)  Certain Definitions.  For the purposes of this Article 6A:
     -------------------

     (1) A "person" shall include any individual, group acting in concert, corporation, partnership, association, joint venture, pool, joint stock company, trust, unincorporated organization or similar company, syndicate, or any group formed for the purpose of acquiring, holding or disposing of securities.

     (2) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (i) is the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the then outstanding Voting Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the then outstanding Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (3) A person shall be a "beneficial owner" of any shares of Voting Stock:

          (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 of the Exchange Act, as in effect on March 31, 1988; or

          (ii) which such person or any of its Affiliates or Associates has (A) the right to require (whether such right is exercisable immediately or only after the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase; or (B) the right to vote pursuant to any agreement, arrangement, understanding or otherwise; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security (I) arises solely from a revocable proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (II) is not also then reportable on Schedule 13D under the Exchange Act (or a comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Exchange Act, as in effect on March 31, 1988, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent permitted by the provision of subparagraph (c)(3)(ii)(B) above) or disposing of any shares of Voting Stock;

provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

     (4) For the purposes of determining whether a person is a Interested Stockholder pursuant to subparagraph (c)(2), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c)(3), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (5) "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on March 31, 1988.

     (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (c)(2), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     (7) "Disinterested Director" means any Director of the Corporation who is not an Affiliate or Associate of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is not an Affiliate or Associate of the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointed or election by a majority of Disinterested Directors then serving on the Board.

     (8) "Fair Market Value" means: (i) in the case of stock the highest closing sale price during the 30-day period immediately preceding ad including the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding and including the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

     (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (b)(2)(i) and (ii) of this Article 6A shall include the shares of Common Stock of the Corporation and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     (10) For the purposes of determining the "Announcement Date," in the event that the first public announcement of the proposal of the Business Combination is made after the close on such date of any securities exchange registered under the Exchange Act on which any shares of the Voting Stock of the Corporation traded, or of the National Association of Securities Dealers, Inc. Automated Quotations System or any other system on which any shares of the Voting Stock of the Corporation are listed, then the Announcement Date shall be deemed to be the next day on which such exchange or quotations system is open.

(d) POWERS OF THE BOARD OF DIRECTORS. A majority of the Board shall have the power and duty to determine for the purposes of this Article 6A, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder, which determination shall be conclusive. Once the Board has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, then a majority of Disinterested Directors shall have the power and duty to determine for the purposes of this Article 6A, on the basis of information known to them after reasonable inquiry, (i) the number of shares of Voting Stock beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether the assets which may be the subject of any Business Combination have, or the consideration which may be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or greater than 10% of the combined assets of the Corporation and its subsidiaries and (iv) whether all of the applicable conditions set forth in subsection (b)(2) shall have been met with respect to any Business Combination, any of which determinations by a majority of the Disinterested Directors shall be conclusive. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provision of this Article 6A, which interpretation shall be conclusive.

(e) NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article 6A shall be construed to relieve any Interested Stockholder of any fiduciary obligation imposed by law.

(f) AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of these Articles of Organization or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or no vote may be specified by law, these Articles of Organization or the By-Laws of the Corporation), and in addition to any affirmative vote of the holders of Preferred Stock or any other class of capital stock of the Corporation or any series of the foregoing then outstanding which is required by law or pursuant to these Articles of Organization, the affirmative vote of the holders of eighty percent (80%) or more of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 6A.

6B.  CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

     Except as provided in Article 6A of, or as otherwise provided in, these Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon,
(a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation with or into any other corporation, provided, however, that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

6C.  BOARD OF DIRECTORS

     (a) MANDATE AND NUMBER. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, the number of which, subject to any right of the elect additional directors under specified circumstances, shall be fixed from time to time by the Board of Directors pursuant to the By-Laws of the Corporation.

     (b) TERM. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1989 Annual Meeting of Stockholders or any special meting in lieu thereof, the term of office of the second class to expire at the 1990 Annual Meeting of Stockholders or any special meeting in lieu thereof and the term of office of the third class to expire at the 1991 Annual Meeting of Stockholders or any special meeting in lieu thereof. At each Annual Meeting of Stockholders or special meeting in lieu thereof following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     (c) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any vacancy resulting other than from an increase in the authorized number of directors, the director elected as provided in the foregoing sentence shall serve for the remainder of the full term of the class in which the vacancy occurred rather than until the next Annual Meeting of Stockholders. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be subtracted from those classes whose terms of office terms of office are to expire at the latest dates following such allocation and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     (d) REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time (i) only for cause and (ii) only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or by the affirmative vote of three-fourths of the directors then serving. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

     (e) AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in these Articles of Organization to the contrary, the affirmative vote of the holders of at least 80% of the total voting power of all of the outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article entitled "Board of Directors" or adopt any provision in these Articles of Organization of the By-Laws inconsistent with this Article entitled "Board of Directors."

6D.  INDEMNIFICATION

     (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, including, without limitation, any corporation or other entity of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation (a "Subsidiary") or any Affiliate of the Corporation as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, costs of investigation and preparation of defense and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however that, except as provided in Section (c) hereof with respect to proceedings to enforce rights of indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) ADVANCE OF EXPENSES. The right to indemnification conferred in Section
(a) of this Article 6D shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to the indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections (a) and (b) of this

Article shall be contract rights ad such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     (c) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section (a) or (b) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Massachusetts Business Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     (d) RIGHTS NOT EXCLUSIVE. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Organization, the Corporation's By-Laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

         (e) INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any Subsidiary or Affiliate or any employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law. The Corporation's obligation to provide indemnification under this Article shall be offset to the extent of any payment received by the indemnitee from any other source of indemnification or pursuant to any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

     (f) EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any Subsidiary or Affiliate to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

     (g) AGREEMENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, enter into agreements with any director, officer, employee or agent of the Corporation or any Subsidiary or Affiliate to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to such person.

     (h) AMENDMENT. Without the consent of a person entitled to the indemnification and other rights provided in this Article (unless otherwise required by the Massachusetts Business Corporation Law), no amendment modifying or terminating such rights shall adversely affect such person's rights under this Article with respect to the period prior to such amendment.

     (i) SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee as to any liabilities and expenses with respect to any proceeding to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

6E.  LIMITATION OF LIABILITY OF DIRECTORS

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

     The provisions of this Article shall not eliminate or limit the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts or omissions occurring while this Article is in effect.

     Is the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of this Corporation shall, without any further action of the Board of Directors or the stockholders of this Corporation, be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

6F.  INTERCOMPANY DEALINGS

     The Corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which one or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which one or more of its directors, officers or stockholders are in any way interested. In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such one or more of the directors, officers or stockholders of the Corporation have or may have any interest which is or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholders having such adverse interest may have been necessary to obligate the Corporation under such contract or transaction.

     At any meeting of the Board of Directors of the Corporation (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any such director or directors may vote or act thereat with like force and effect as if he had not such interest, provided in such case that the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the directors. A general notice that a director or officer is interested in any corporation or other concern of any kind referred to above shall be a sufficient disclosure as to the interest of such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as a director or an officer of the Corporation by reason of any such adverse interest, unless the Board of Directors shall determine that such adverse interest is detrimental to the Corporation. In the absence of fraud no director, officer or stockholder having such adverse interest shall be liable on account of such adverse interest to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable on such ground for any gains or profits realized thereon.

6G.  MAKING, AMENDING AND REPEALING BY-LAWS

     The directors of the Corporation shall have power to make, alter, amend and repeal the By-Laws of the Corporation in whole or in part except with respect to any provision thereof which requires action by the stockholders, who shall also have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws made by the directors under the powers conferred hereby may be altered, amended, or repealed by the directors or the stockholders. Notwithstanding the foregoing and anything contained in these Articles of Organization to the contrary, Articles II and VII and Sections 2 and 3 of Article I of the By-Laws, and this Article 6G, shall not be altered, amended or repealed, and no provision inconsistent therewith or herewith shall be adopted, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

6H.  PLACE OF MEETINGS OF STOCKHOLDERS

     Meetings of stockholders of the Corporation may be held anywhere in the United States to the extent permitted by the By-Laws.

6I.  PARTNERSHIP IN ANY BUSINESS ENTERPRISE

     The Corporation may be a partner in any business enterprise which the Corporation would have the power to conduct by itself.

BIOGEN MASSACHUSETTS, INC.


NAME                  Residence               Post Office Address
----                  ---------               -------------------

Harold W. Buirkle     150 Broad Avenue        150 Broad Avenue
                      Leonia, N.J.  07605     Leonia, N.J.  07605

Stuart F. Feiner      830 Cranford Avenue     830 Cranford Avenue
                      Westfield, N.J.         Westfield, N.J.

Walter Gilbert        107 Upland Road         107 Upland Road
                      Cambridge, MA           Cambridge, MA
                      02140                   02140

Jeremy R. Knowles     44 Coolidge Avenue      44 Coolidge Avenue
                      Cambridge, MA           Cambridge, MA
                      02140                   02140

Roger H. Morley       L'Horizon               L'Horizon
                      Clos Barnier            Clos Barnier
                      06530, Speracedes       06530, Speracedes
                      France                  France

Kenneth Murray        4 Blackford Hill        4 Blackford Hill
                      View                    View
                      Edinburgh EH9 3HD       Edinburgh EH9 3HD
                      Scotland                Scotland

Phillip A. Sharp      119 Grasmere Street     119 Grasmere Street
                      Newton, MA  02158       Newton, MA  02158

James W. Stevens      332 East 30th           332 East 30th
                      Street                  Street
                      New York, N.Y.          New York, N.Y.
                      10016                   10016

James L. Vincent      7 Audubon Road          7 Audubon Road
                      Weston, MA  02193       Weston, MA  02193




                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

a. The post office address of the corporation in MASSACHUSETTS is:

     14 Cambridge Center, Cambridge, A  02142



b    The name, residence and post office address (if different)
of the directors and officers of the corporation are as follows:



                                                          POST OFFICE
             NAME                   RESIDENCE               ADDRESS


President:  James L. Vincent     7 Auburn Road           7 Auburn Road
                                 Weston, MA 02193        Weston, MA 02193

Treasurer:  Brooks Boveroux      42 Chatham Circle       42 Chatham Circle
                                 Wellesley, MA 02181     Wellesley, MA 02181

Clerk:      Frederic A.          221 Mt. Auburn St.      221 Mt. Auburn St.
            Eustis, III          Apartment 111           Apartment 111
                                 Cambridge, MA 02138     Cambridge, MA 02138

Directors:  (See Page 8(a)
            attached)







c. The fiscal year (i.e. tax year) of the corporation shall end in the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: N/A

                                   ARTICLE IX


     By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.



IN WITNESS WHEREOF and under the pains and penalties of perjury, I whose signature appear below as incorporator and whose names and business address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporated this 29th day of June, 1988.


--------------------------------------------------------------------------------


F. Augusta Crease, Legal Assistant


Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA  02111





NOTE: If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                        THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF ORGANIZATION


                     GENERAL LAWS, CHAPTER 156 B, SECTION 12





     I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporation have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 29th day of June, 1988.

Effective date





                               MICHAEL J. CONNOLLY


                               Secretary of State





         FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.





                PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT





                       F. Augusta Crease, Legal Assistant
                       Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                       Boston, MA  02111
                       Tel:  (617) 542-6000

                        THE COMMONWEALTH OF MASSACHUSETTS

                                                                   FEDERAL ID.
                                MICHAEL JOSEPH CONNOLLY          NO. 04-3002117
                                  Secretary of State

                                  ONE ASHBURTON PLACE
                                  BOSTON, MASS. 02108              FEDERAL ID.
                                                                 NO. 00-0275985


                               ARTICLES OF MERGER*
                Pursuant to General Laws, Chapter 156B Section 79
       The fee for filing this certificate is prescribed by General Laws,
                            Chapter 156B, Section 114
            Make checks payable to the Commonwealth of Massachusetts.


Merger of                                   Biogen Inc.
                                            Biogen Massachusetts, Inc.

                                                   the constituent corporations

                                    into


                                            Biogen Massachusetts, Inc.


the surviving* corporation organized under the laws of the Commonwealth of Massachusetts as specified in the agreement referred to in Paragraph 1 below.


     The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

     1. An agreement of merger* has been duly adopted in compliance with the requirements of subsections (b) and (c) of General Laws, Chapter 156B, Section 79, and will be kept as provided by subsection (c) thereof. The surviving* corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written requires and without charge.

     2. The effective date of the merger* determined pursuant to the agreement referred to in paragraph 1 shall be September 30, 1988 at 12:00 o'clock midnight.

     3. (For a merger)

     ** The following amendments to the articles of organization of the SURVIVING corporation to be effected pursuant to the agreement of merger referred to in paragraph 1 are as follows: That upon the effective date and time of the merger, Article 1 shall be amended to provide that the name of the Corporation be changed to Biogen, Inc., and Article 3 shall be amended to provide that the Corporation is authorized to issue 55,000,000 shares of common stock having a par value of $.01 per share and 20,000,000 shares of preferred stock having a par value of $.01 per share.

     (For a consolidation)


     (a) The purposes of the RESULTING corporation are as follows:



*Delete the in applicable words.

**If there are no provisions state "NONE".



NOTE: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8 1/2 x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.


     (b) The total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized is as follows: N/A


-------------------------------------------------------------------------------
               WITHOUT PAR VALUE                 WITH PAR VALUE
-------------------------------------------------------------------------------
 CLASS OF                                                     PAR
   STOCK       NUMBER OF SHARES        NUMBER OF SHARES      VALUE   AMOUNT
-------------------------------------------------------------------------------
 Preferred                                                           $
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  Common
-------------------------------------------------------------------------------

     **(c) If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

                  N/A

     **(d) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, for restrictions upon the transfer of shares of stock of any class, or for limiting, defining, or regulating the powers of the corporation, or if its directors or stockholders, or of any class of stockholders:

                  N/A

     4. (This paragraph 4 may be deleted if the surviving* corporation is organized under the laws of the state other than Massachusetts.)

The following information shall not for any purpose be treated as a permanent part of the articles of organization of the surviving* corporation.

     (a) The post office address of the principal office of the surviving* corporation in Massachusetts is:


          14 Cambridge Center, Cambridge, Massachusetts 02142


     (b) The name, resident and post office address of each of the directors and President, Treasurer and Clerk of the surviving* corporation is as follows:

*Delete the inapplicable words.
**If there are no provisions state "NONE."

NOTE: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8-1/2 x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.



-------------------------------------------------------------------------------
    NAME                  RESIDENCE               POST OFFICE ADDRESS
--------------------------------------------------------------------------------
President
James L. Vincent        7 Audubon Road             7 Audubon Road
                        Weston, MA  02193          Weston, MA  02193
--------------------------------------------------------------------------------
Treasurer
Brooks Boveroux         42 Chatham Circle          42 Chatham Circle
                        Wellesley, MA              Wellesley, MA
                        02181                      02181
--------------------------------------------------------------------------------
Clerk
Frederic A.             221 Mt. Auburn             221 Mt. Auburn
Eustis, III             Street                     Street
                        Apartment 111              Apartment 111
                        Cambridge, MA 02138        Cambridge, MA
                                                   02138
--------------------------------------------------------------------------------
Director
Harold W. Buirkle       150 Broad Avenue           150 Broad Avenue
                        Leonia, NJ  07605          Leonia, NJ  07605
--------------------------------------------------------------------------------
Director
Stuart F. Feiner        830 Cranford Avenue        830 Cranford Avenue
                        Westfield, NJ              Westfield, NJ
--------------------------------------------------------------------------------
Director
Walter Gilbert          107 Upland Road            107 Upland Road
                        Cambridge, MA              Cambridge, MA
                        02140                      02140
--------------------------------------------------------------------------------
Director
Jeremy R. Knowles       44 Coolidge Avenue         44 Coolidge Avenue
                        Cambridge, MA              Cambridge, MA
                        02140                      02140
--------------------------------------------------------------------------------
Director
Roger H. Morley         L'Horizon                  L'Horizon
                        Clos Barnier               Clos Barnier
                        06530, Speracedes,         06530, Speracedes,
                        France                     France
--------------------------------------------------------------------------------
Director
Kenneth Murray          4 Blackford Hill           4 Blackford Hill
                        View                       View
                        Edinburgh EH9 3HD          Edinburgh EH9 3HD
                        Scotland                   Scotland
--------------------------------------------------------------------------------
Director
Phillip A. Sharp        119 Grasmere Street        119 Grasmere Street
                        Newton, MA  02158          Newton, MA  02158
--------------------------------------------------------------------------------
Director
James W. Stevens        332 East  30th             332 East 30th
                        Street                     Street
                        New York, NY  10016        New York, NY  10016
--------------------------------------------------------------------------------
Director
James L. Vincent        7 Audubon Road             7 Audubon Road
                        Weston, MA  02193          Weston, MA  02193
--------------------------------------------------------------------------------

     (c) The date adopted on which the fiscal year of the surviving* corporation ends is: December 31.

     (d) The date fixed in the by-laws for the Annual Meeting of stockholders of the surviving* corporation: On a date to be determined by the Board of Directors within six months after the end of each fiscal year, on any day that is not a Saturday, Sunday or legal holiday.

     5. (This paragraph 5 may be deleted if the surviving* corporation is organized under the laws of Massachusetts)

                      N/A

     The resulting* surviving* corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any constituent foreign corporation qualified under General Laws, Chapter 181, and any obligations hereafter incurred by the resulting* surviving* corporation, including the obligation created by General Laws, Chapter 156B, Section 85, so long as any liability remains outstanding against the corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Chapter 181.



*Delete the inapplicable words.



                         FOR MASSACHUSETTS CORPORATIONS


     The undersigned President* and Clerk** of Biogen Massachusetts, Inc., a corporation organized under the laws of Massachusetts further state under the penalties of perjury that the agreement of merger* referred to in paragraph 1 has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Sections 79.

                                  s/s   James L. Vincent          , President*
                                     -----------------------------
                                       James L. Vincent



                                  s/s   Frederic A. Eustis, III  , Clerk
                                     ----------------------------
                                       Frederic A. Eustis, III






*Delete the inapplicable words.

             FOR CORPORATIONS ORGANIZED OTHER THAN IN MASSACHUSETTS


     The undersigned President* and Secretary** of Biogen, Inc., a corporation organized under the laws of Delaware further state under the penalties of perjury that the agreement of merger* referred to in paragraph 1 has been duly adopted by such corporation in the manner required by the laws of Delaware.



                                  s/s   James L. Vincent          , President*
                                     -----------------------------
                                       James L. Vincent




                                  s/s    Frederic A. Eustis, III  , Clerk*
                                     -----------------------------
                                       Frederic A. Eustis, III




*Delete the inapplicable words.

*Specify the officer having powers and duties corresponding to those of the President or Vice President of a Massachusetts corporation organized under General Laws, Chapter 156B.

**Specify the officer having power and duties corresponding to the Clerk or Assistant Clerk of such a Massachusetts corporation.

                       282280                        001904


                        THE COMMONWEALTH OF MASSACHUSETTS
                               ARTICLES OF MERGER*
                    (General Laws, Chapter 156B, Section 79)


     I hereby approve the within articles of merger* and, the filing fee in the amount of $37,350.00 having been paid, said articles are deemed to have been filed with me this 28th day of September, 1988.

Effective Date:  September 30, 1988
-----------------------------------



                                                    s/s  MICHAEL JOSEPH CONNOLLY
                                                       ------------------------
                                                         MICHAEL JOSEPH CONNOLLY
                                                           Secretary of State





                         TO BE FILLED IN BY CORPORATION
                   Photocopy of Articles of Merger To Be Sent


                            TO:                                          SEAL
                            F. Augusta Crease, Legal Assistant
                            Mintz, Levin, Cohn, Ferris, Glovsky
                              and Popeo, P.C.
                            One Financial Center
                            Boston, MA  02111
                            Telephone:  (617)  542-6000





*Delete the inapplicable words.

CD 78 5m-10/85                                                      081-$200.00

                                                         FEDERAL IDENTIFICATION
                       THE COMMONWEALTH OF MASSACHUSETTS        NO. 04-2712513

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                               ONE ASHBURTON PLACE
                               BOSTON, MASS. 02108                  FEDERAL ID.
                                                                 NO. 04-3002117
                                                                    Biogen Inc.


                               ARTICLES OF MERGER*
                Pursuant to General Laws, Chapter 156B Section 78
       The fee for filing this certificate is prescribed by General Laws,
                           Chapter 156B, Section 114
            Make checks payable to the Commonwealth of Massachusetts.


Merger* of                      BIOGEN RESEARCH CORP.
                                BIOGEN, INC.
                                                    the constituent corporations


into
                                BIOGEN, INC.,

the surviving* corporation.


     The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

     1. An agreement of merger* has been duly adopted in compliance with the requirements of subsections (b) and (c) of General Laws, Chapter 156B, Section 78, and will be kept as provided by subsection (d) thereof. The surviving* corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.


 *Delete the inapplicable words.


     2. The effective date of the merger* determined pursuant to the agreement referred to in paragraph 1 shall be December 31, 1988.

     3. (For a merger)

     ** The following amendments to the articles of organization of the SURVIVING corporation to be effected pursuant to the agreement of merger referred to in paragraph 1 are as follows: None


     (For a consolidation)  N/A

     (a) The purposes of the RESULTING corporation are as follows:

     (b) The total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized is as follows:


--------------------------------------------------------------------------------
               WITHOUT PAR VALUE                 WITH PAR VALUE
--------------------------------------------------------------------------------
 CLASS OF                                                     PAR
  STOCK        NUMBER OF SHARES        NUMBER OF SHARES      VALUE   AMOUNT
-------------------------------------------------------------------------------
 Preferred                                                           $
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  Common
-------------------------------------------------------------------------------


 *Delete the inapplicable words.

**If there are no provisions state "NONE".

NOTE: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8 1/2 x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.


     **(c) If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

     **(d) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, for restrictions upon the transfer of shares of stock of any class, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     4. The following information shall not for any purpose be treated as a permanent part of the articles of organization of the surviving* corporation.


     (a) The post office address of the principal office of the surviving* corporation in Massachusetts is:

          14 Cambridge Center, Cambridge, Massachusetts 02142

     (b) The name, resident and post office address of each of the directors and President, Treasurer and Clerk of the surviving* corporation is as follows:


*Delete the inapplicable words.
**If there are no provisions state "NONE."

NOTE: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8-1/2 x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

================================================================================
     NAME                     RESIDENCE                  POST OFFICE ADDRESS
--------------------------------------------------------------------------------
President
James L. Vincent         7 Audubon Road                   7 Audubon Road
                         Weston, MA  02193                Weston, MA 02193
--------------------------------------------------------------------------------
Treasurer
John W. Catterall        70 South Terrace                 70 South Terrace
                         Short Hill, NJ  07078            Short Hill, NJ 07078
--------------------------------------------------------------------------------
Clerk
Frederic A. Eustis, III  221 Mt. Auburn Street            221 Mt. Auburn Street
                         Cambridge, MA 02138              Cambridge, MA 02138
--------------------------------------------------------------------------------
Director
BUIRKLE, Harold W. Mr.   THE HENLEY GROUP                 150 Broad Avenue
                         375 Park Avenue                  Leonia, NJ 07605
                         New York, NY  10152
--------------------------------------------------------------------------------
Director
FEINER, Stuart F. Mr.    President                        830 Cranford  Avenue
                         INCO Venture Capital             Westfield, NJ
                         Mgmnt.
                         One New York Plaza
                         New York, NY  10004
--------------------------------------------------------------------------------
Director
GILBERT, Walter          Biological                       DELIVER PACKAGES
Prof.                    Laboratories                     TO HOME ADDRESS
                         HARVARD UNIVERSITY               107 Upland Road
                         16 Divinity Avenue               Cambridge, MA  02138
                         Cambridge, MA  02138
--------------------------------------------------------------------------------
Director
KNOWLES, Jeremy R.       Department of                    44 Coolidge Avenue
Prof.                    Chemistry                        Cambridge, MA 02138
                         Hallinckrodt Hall,
                         Room 202
                         HARVARD UNIVERSITY
                         12 Oxford Street
                         Cambridge, MA  02138
--------------------------------------------------------------------------------
Director
MORLEY, Roger H. Mr.     Vice President,                  L'Horizon
                         Schiller                         Clos Barnier
                         International                    06530, Speracedes,
                         University                       FRANCE
--------------------------------------------------------------------------------
Director
MURRAY, Kenneth Prof.    Dept. of Molecular               4 Blackford Hill View
                         Biology                          Edinburgh EH9 3HD
                         UNIVERSITY OF                    Scotland
                         EDINBURGH
                         King's Buildings
                         Mayfield Road
                         Edinburgh EE9 3JR
                         SCOTLAND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Director
SHARP, Phillip A. Prof.  Center for Cancer                119 Grasmere Street
                         Research                         Newton, MA 02158
                         MIT
                         40 Ames Street, E17-
                         529B
                         Cambridge, MA  02139
--------------------------------------------------------------------------------
Director
STEVENS, James V. Mr.    Executive Vice                   332 East 30th Street
                         President                        New York, NY 10016
                         PRUDENTIAL INVESTMENT
                         CORP.
                         4 Gateway Center
                         Newark, NJ  07102-4007
--------------------------------------------------------------------------------
Director
VINCENT, James L. Mr.    Chairman                         7 Audubon Road
                         Chief Operating                  Weston, MA 02193
                         Officer
                         BIOGEN INC.
                         14 Cambridge Center
                         Cambridge, MA  02142
================================================================================
      (c) The date adopted on which the fiscal year of the surviving* corporation ends is: December 31.


      (d) The date fixed in the by-laws for the Annual Meeting of stockholders of the surviving* corporation is: as determined by the Board of Directors.

     The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of merger* referred to in paragraph 1 has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.


                                  s/s                          , Vice President*
                                  -----------------------------
                                        Brooks Boveroux


                                  s/s                                   , Clerk*
                                  --------------------------------------
                                        Frederick A. Eustis, III

 of BIOGEN, RESEARCH CORP.   (name of constituent corporation)
    ----------------------

                                  s/s                          , Vice President*
                                  -----------------------------
                                        Brooks Boveroux


                                  s/s                                   , Clerk*
                                  --------------------------------------
                                        Frederick A. Eustis, III

 of BIOGEN, INC.   (name of constituent corporation)
    ------------

*Delete the inapplicable words.

                    288556                        002080

Received              THE COMMONWEALTH OF MASSACHUSETTS
Dec. 16, 1988                 ARTICLES OF MERGER*
Secretary of State
Corporation Division
                    (General Laws, Chapter 156B, Section 78)


     I hereby approve the within articles of consolidation* merger* and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 16th day of December, 1988.

Effective Date:  December 31, 1988
----------------------------------


                                                s/s   Michael Joseph Connolly
                                                    ----------------------------
                                                      MICHAEL JOSEPH CONNOLLY
                                                         Secretary of State





                         TO BE FILLED IN BY CORPORATION
                   Photocopy of Articles of Merger To Be Sent

                                                                            SEAL
                                TO: Molly Mille
                                    Biogen. Inc.
                                    14 Cambridge Center
                                    Cambridge, MA 02142
                                Telephone (617) 864-8900



*Delete the inapplicable words.

CD 82 10M-10/80 D630976
                                                          FEDERAL IDENTIFICATION
                                                                NO. 04-3002117


                        THE COMMONWEALTH OF MASSACHUSETTS


                             WILLIAM FRANCIS GALVIN
                               Secretary of State
                              ONE ASHBURTON PLACE,
                        BOSTON, MASSACHUSETTS 02108-1512



                                   ARTICLES OF
                  MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
               PURSUANT TO GENERAL LAWS, CHAPTER 156B, SECTION 72


   The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114.
           Make check payable to the Commonwealth of Massachusetts.


                              *     *     *     *


     We, Kenneth M. Bate and Daniel A. Cuoco Vice President* and Clerk* of Biogen, Inc. organized under the laws of the Commonwealth of Massachusetts and herein called the parent corporation, do hereby certify as follows:

     1. That the subsidiary corporation(s) to be merged into the parent corporations is as follows:

                                        State of                 Date of
           Name                         Organization             Organization

Biogen Medical Products, Inc.           Massachusetts            7/29/83


     2. That the parent corporation owns at least ninety percent of the outstanding shares of each class of the stock of each subsidiary corporation to be merged into the parent corporation.




















* Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts these articles are to be signed by officers having corresponding powers and other duties.

     4. That a meeting of the directors of the parent corporation the following vote, pursuant to subsection (a) of General Laws, Chapter 156B,
Section 82, was duly adopted:

(See Page 4A and Page 4B attached hereto and made a part hereof.)
     -------     -------






NOTE: Votes for which the space provided above is not sufficient should be set out on continuations sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin 1 inch wide for finding. Only one side should be used.

                                     PAGE 4A

                                  Biogen, Inc.
            Articles of Merger of Parent and Subsidiary Corporations
--------------------------------------------------------------------------


 VOTED:   To authorize and direct the merger of Biogen Medical Products, Inc.,
 ------ a Massachusetts corporation and a wholly-owned subsidiary of this corporation (the "terminating corporation"), into this corporation (sometimes referred to as the surviving corporation"), pursuant to Chapter 156B Section 82, of the Massachusetts General Laws.

VOTED:    That the effective date of the merger shall be the date of filing with
------ and acceptance by the Secretary of State of the Commonwealth of Massachusetts of "Articles of Merger of Parent and Subsidiary Corporations" relative to the within merger.

VOTED:    The authorize the President and any Vice President and the Clerk or
------ any Assistant Clerk of this corporation, by and on behalf of this corporation, to execute and deliver said "Articles of Merger of Parent and Subsidiary Corporations" to the Secretary of State of the Commonwealth of Massachusetts in substantially the form attached hereto and made a part hereof as EXHIBIT A.

VOTED:    That, pursuant to the provisions of the Business Corporation Law of
------ the Commonwealth of Massachusetts, the separate existence of the terminating corporation shall cease upon the effective date of the merger and that this corporation shall continue its existence as the surviving corporation.

VOTED:    That this corporation shall, upon the effective date of the merger,
------ succeed to and be liable for all of the rights and obligations of the terminating corporation including, without limitation, the terminating corporation's general partnership interest in Biogen Medical Products Limited Partnership.

VOTED:    That the Articles of Organization, as amended, of this corporation as
------ in effect upon the date of the merger shall continue to be the Articles of Organization of the surviving corporation until amended or changed in accordance with the applicable provisions of the Business Corporation Law of the Commonwealth of Massachusetts.

                                     Page 4B
                                     -------

                                  Biogen, Inc.
            Articles of Merger of Parent and Subsidiary Corporations
            --------------------------------------------------------

VOTED:    That the By-Laws, as amended, of this corporation as in effect upon
------ the date of the merger shall continue to be the By-Laws of the surviving corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner as prescribed by the Business Corporation Law of the Commonwealth of Massachusetts.

VOTED:    That the officers and Directors of this corporation holding office on
------ the date of merger shall continue to be the officers and Directors of the surviving corporation, all of whom shall hold their offices and directorships until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-Laws of the surviving corporation.

VOTED:    That all of the issued and outstanding capital stock of the
------ terminating corporation shall be surrendered and cancelled as of the effective date of the merger and the issued and outstanding capital stock of the surviving corporation shall not be converted in any manner.

VOTED:    That the Directors and any and all officers of this corporation are
------ hereby authorized, empowered and directed to do any and all acts and things and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient in order to carry into effect the full intention of the merger provided for herein, including, but not limited to, the "Articles of Merger of Parent and Subsidiary Corporations" described hereinabove.




     5. The effective date of the merger as specified in the vote set out under Paragraph 4 is upon filing and acceptance by the office of the Secretary of the Commonwealth of Massachusetts.



     IN WITNESS WHEREOF and under the penalties of perjury we have hereto signed out names this 9th day of June, 1993.

                                       s/s                       Vice President*
                                       --------------------------
                                             Kenneth M. Bate

                                       s/s                                Clerk*
                                       -----------------------------------
                                             Daniel A. Cuoco







* Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts these articles are to be signed by officers having corresponding powers and duties.

                                                                            6381

                                                                          432481


                          COMMONWEALTH OF MASSACHUSETTS

               ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS

                    (General Laws, Chapter 156B, Section 82)

     I hereby approve the within articles of merger of parent and subsidiary corporation, and the filing fee in the amount of $250.00 having been paid, said articles are deemed to have been filed with me this 9th day of June, 1993.

                                                    s/s Michael Joseph Connolly
                                                         Michael Joseph Connolly
                                                          Secretary of State





                         TO BE FILLED IN BY CORPORATION
                         Photo Copy of Merger To Be Sent
                                                                            SEAL
                         TO: Elisabeth Sottile Lewin, L.A.
                             Mintz, Levin, Cohn, Ferris, Glovsky
                             and Popeo, P.C.
                             One Financial Center
                             Boston, MA 02111
                         Telephone: (617) 542-6000

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-3002117
                                                          --------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,                   Michael J. Astrue                  , *Vice President,
   ------------------------------------------------------
and                   Michael J. Astrue                  , *Clerk
   ------------------------------------------------------
of                    Biogen, Inc.                       ,
   ------------------------------------------------------
                  (Exact name of corporation)

located at 14 Cambridge Center, Cambridge, Massachusetts 02142,

                  (Street address of corporation in Massachusetts)

     certify that these Articles of Amendment affecting article numbered: Three
                                                                         -------

     (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended) of the

Articles of Organization were duly adopted at a meeting held on  May 31,  1996,
                                                               --------     --
by vote of:

28,797,384 shares of Common Stock of 35,676,575 shares outstanding,
----------           ------------    ----------
         (type, class & series, if any)

              shares of               of               shares outstanding, and
-------------          --------------    -------------
         (type, class & series, if any)


              shares of               of               shares outstanding.
-------------          --------------     -------------
          (type, class & series, if any)

l**being at least a majority of each type, class or series outstanding and entitled to vote thereon.

*Delete the inapplicable words.        **Delete the inapplicable clause.
1   For amendments adopted pursuant to Chapter 156B, Section 70.
2   For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

     To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

     The total presently authorized is:



================================================================================
       WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES      TYPE       NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
  Common:                         Common:        55,000,000             $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                      Preferred:       20,000,000*            $.01
--------------------------------------------------------------------------------

================================================================================


     *400,000 shares Series A Junior Participating Preferred Stock and 2,760,000 shares $2.125 Convertible Exchangeable Preferred Stock


     Change the total authorized to:

================================================================================
       WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES      TYPE       NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
  Common:                         Common:        110,000,000            $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                      Preferred:        20,000,000*           $.01
--------------------------------------------------------------------------------

================================================================================


     *400,000 shares Series A Junior Participating Preferred Stock and 2,760,000 shares $2.125 Convertible Exchangeable Preferred Stock

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                        N/A                          .
                      ----------------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 5TH day of NOVEMBER, 1996.

                        s/s                                  , *Vice President
                           ----------------------------------
                                  Michael J. Astrue

                        s/s                                            , *Clerk
                           --------------------------------------------
                                  Michael J. Astrue

*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

                ================================================

            I hereby approve the within Articles of Amendment and, the filing
            fee in the amount of $    having been paid, said articles are deemed
            to have been filed with me this     day of                , 19  .
                                            ---        --------------     --

            Effective date:
                           ------------------------------------------------



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth







                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                              Anne Marie Cook, Esquire
                              Esquire Biogen, Inc.
                              14 Cambridge Center
                              Cambridge, MA 02142

                                                          FEDERAL IDENTIFICATION
                                                                  No. 04-3002117



                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                        Certificate of Vote of Directors
                    ESTABLISHING A CLASS OR SERIES OF STOCK
                    (GENERAL LAWS, CHAPTER 156B, SECTION 26)


     We, Michael Astrue, Vice President and Clerk of Biogen, Inc. located at 4 Cambridge Center, Cambridge, MA 02142 certify that at a meeting of the directors of the corporation on April 16, 1999 the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof are duly adopted: See Exhibit A.

                                   EXHIBIT A


                           CERTIFICATE OF ELIMINATION

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of
                                  BIOGEN, INC.

                                       and

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                       of

                 SERIES A-1 JUNIOR PARTICIPATING PREFERRED STOCK

                                       of
                                  BIOGEN, INC.

         Biogen, Inc., a corporation organized and existing under the Business Corporation Law of the Commonwealth of Massachusetts (hereinafter called the "Company"),

         DOES HEREBY CERTIFY THAT:

         1. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the Series A Junior Participating Preferred Stock of the Company (the "Old Series A") were provided for in resolutions adopted by the Board of Directors of the Company (the "Board of Directors") dated May 8, 1989. A certificate setting forth such resolutions has been heretofore filed with the Secretary of State of the Commonwealth of Massachusetts pursuant to the provisions of Section 26 of the Business Corporation Law of the Commonwealth of Massachusetts.

         2. No shares of the Old Series A have ever been issued.

         3. This Certificate is being filed to eliminate the Old Series A and replace it with the Series A-1 Junior Participating Preferred Stock of the Company as set forth below.

         4. Pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Organization of the Company, and pursuant to the provisions of Section 26 of the Business Corporation Law, the Board of Directors, at a meeting of its members held on April 16, 1999, adopted votes providing for the elimination of the Old Series A, which votes are as follows:

VOTED: That none of the authorized shares of the original Series A Junior Participating Preferred Stock of the Company are outstanding and none of such shares will be issued and that the officers of the Company be, and each hereby is, authorized and directed to file a Certificate of Vote of Directors Establishing a Class or Series of Stock providing for the elimination of such Series A Junior Participating Preferred Stock setting forth the text of this vote with the Secretary of State of the Commonwealth of Massachusetts for the purpose of eliminating from the Articles of Organization of the Company the original Series A Junior Participating Preferred Stock of the Company.

VOTED: That the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to take all such actions and to execute all such documents as they may deem necessary or appropriate in connection with the elimination of the original Series A Junior Participating Preferred Stock.

         5. That, pursuant to authority conferred upon the Board of Directors by the Articles of Organization of this Company, and pursuant to the provisions of
Section 26 of the Business Corporation Law, the Board of Directors, at a meeting of its members held on April 16, 1999, adopted a vote providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of two hundred fifty thousand (250,000) shares of the Company's Preferred Stock, par value one cent ($.01) per share, which vote is as follows:

VOTED: That pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Articles of Organization, the Board of Directors of the Company hereby creates a new series of Preferred Stock, par value $.01 per share, of the Company and hereby fixes the designation and number of shares, and the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Articles of Organization of the Company which are applicable to the Preferred Stock of all classes and series), as follows.

Series A-1 Junior Participating Preferred Stock. The preferences, privileges and restrictions granted to or imposed on the Company's Series A-1 Junior Participating Preferred Stock, par value $.01 per share, or the holders thereof, are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A-1 Junior Participating Preferred Stock" (the "Series A-1 Preferred Stock") and the number of shares constituting the Series A-1 Preferred Stock shall be two hundred fifty thousand (250,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A-1 Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A-1 Preferred Stock.

         Section 2. Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A-1 Preferred Stock with respect to dividends, the holders of shares of Series A-1 Preferred Stock, in preference to the holders of Common Stock, $.01 par value (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A-1 Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or
         (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A-1 Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A-1 Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare a dividend or distribution on the Series A-1 Preferred Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A-1 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A-1 Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A-1 Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.

         Dividends paid on the shares of Series A-1 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A-1 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A-1 Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A-1 Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A-1 Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A-1 Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Series A-1 Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A-1 Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A-1 Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Preferred Stock, except dividends paid ratably on the Series A-1 Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A-1 Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A-1 Preferred Stock, or any shares of stock ranking on a parity with the Series A-1 Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this
         Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A-1 Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Stock unless, prior thereto, the holders of shares of Series A-1 Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A-1 Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common

Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Preferred Stock, except distributions made ratably on the Series A-1 Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A-1 Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A-1 Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A-1 Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A-1 Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A-1 Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all other series of the Company's Preferred Stock.

         Section 10. Amendment. The Articles of Organization of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A-1 Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A-1 Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, Biogen, Inc. has caused this certificate to be executed by Vice President and General Counsel this 30th day of April, 1999.

                                                      /s/ Michael J. Astrue
                                                      __________________________
                                                      Vice President and General
                                                      Counsel

                                                          FEDERAL IDENTIFICATION
                                                                  No. 04-3002117



                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


     We, Michael Astrue, Vice President and Clerk of Biogen, Inc. located at 14 Cambridge Center, Cambridge, MA 02142 certify that these Articles of Amendment affecting articles numbered: 3 of the Articles of Organization were duly adopted at a meeting held on June 11, 1999, by vote of: 62,563,266 shares of Common of 75,263,543 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

     To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

                       The total presently authorized is:

------------------------------------------------------------------------------------------------------------
          WITHOUT PAR VALUE STOCKS                              WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------------
      TYPE             NUMBER OF SHARES           TYPE            NUMBER OF SHARES            PAR VALUE
------------------ -------------------------- -------------- --------------------------- --------------------
     Common:                                     Common:            110,000,000                 $.01
------------------ -------------------------- -------------- --------------------------- --------------------

------------------ -------------------------- -------------- --------------------------- --------------------
   Preferred:                                   Preferred
------------------ -------------------------- -------------- --------------------------- --------------------

-------------------------------------------------------------------------------------------------------------

                         Change the total authorized to:

--------------------------------------------- ---------------------------------------------------------------
          WITHOUT PAR VALUE STOCKS                              WITH PAR VALUE STOCKS
------------------ -------------------------- -------------- --------------------------- --------------------
      TYPE             NUMBER OF SHARES           TYPE            NUMBER OF SHARES            PAR VALUE
------------------ -------------------------- -------------- --------------------------- --------------------
     Common:                                     Common:            375,000,000                 $.01
------------------ -------------------------- -------------- --------------------------- --------------------

------------------ -------------------------- -------------- --------------------------- --------------------
   Preferred:                                   Preferred
-------------------------------------------------------------------------------------------------------------

                                                         FEDERAL IDENTIFICATION
                                                         NO. 04-3002117
                                                            -------------------



                             THE COMMONWEALTH OF MASSACHUSETTS
--------------
EXAMINER                           WILLIAM FRANCIS GALVIN
                               Secretary of the Commonwealth
                   One Ashburton Place, Boston, Massachusetts 02108-1512


                                  CERTIFICATE OF CORRECTION
                          (GENERAL LAWS, CHAPTER 156B, SECTION 6A)



             1. Exact name of corporation:
               Biogen, Inc.
             2. Document to be corrected:
               Articles of Amendment
             3. The above mentioned document was filed with the Secretary of
                the Commonwealth on June 11,         1999.
                                   ----------------, -----

             4. Please state the inaccuracy or defect in said document:

               The number of the authorized Preferred Stock was inadvertently omitted from both the "Presently Authorized" and "Change" Sections on page two - authorized stock.







             5. Please state corrected version of the document:

                See attached Sheet







             NOTE: THIS CORRECTION SHOULD BE SIGNED BY THE PERSON(S) REQUIRED BY LAW TO SIGN THE ORIGINAL DOCUMENT.


             SIGNED UNDER THE PENALTIES OF PERJURY, this 28th   day of January,
                                                        -------      ----------
             2003,
             -----


             /s/    Thomas J. Bucknum                           *Vice President
             --------------------------------------------------,



             /s/    Anne Marie Cook                  *Assistant Clerk
             ---------------------------------------,


              * DELETE THE INAPPLICABLE WORDS.
              NOTE: IF THE INACCURACY OR DEFECT TO BE CORRECTED IS NOT APPARENT ON THE FACE OF THE DOCUMENT, MINUTES OF THE MEETING SUBSTANTIATING THE ERROR MUST BE FILED WITH THE CERTIFICATE. ADDITIONAL INFORMATION MAY BE PROVIDED ON SEPARATE 8 1/2 X 11 SHEETS OF
              WHITE PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

_______________________________________________________________________________
WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
________________________________________________________________________________
TYPE        NUMBER OF SHARES            TYPE     NUMBER OF SHARES   PAR VALUE
________________________________________________________________________________

Common:                                 Common:   110,000,000          $.01
________________________________________________________________________________

________________________________________________________________________________

Preferred:                              Preferred:  20,000,000*        $.01
________________________________________________________________________________

________________________________________________________________________________


Change the total authorized to:

_______________________________________________________________________________
WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
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TYPE        NUMBER OF SHARES             TYPE     NUMBER OF SHARES   PAR VALUE
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Common:                                  Common:   375,000,000         $.01
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________________________________________________________________________________

Preferred:                               Preferred: 20,000,000*        $.01
________________________________________________________________________________

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*of which 250,000 Shares are designated Series A-1 Junior Participating
Preferred Stock and 2,760,000 Shares are designated $2.125 Convertible Exchangeable Preferred Stock.